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                                                                   EXHIBIT 10.1


                              EXECUTIVE EMPLOYMENT
                             AND SEVERANCE AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT (the "AGREEMENT") is executed as of the 14th day of April, 1997, by and between InterAmericas Communications Corporation, a Texas corporation (hereinafter referred to as the "COMPANY"), and Douglas G. Geib II (hereinafter referred as the "EXECUTIVE").

                                   WITNESSETH:

         WHEREAS, the Company desires to have the benefit of the Executive's efforts and services:

         WHEREAS, the Executive is willing to commit himself to serve the Company, on the terms and conditions herein provided; and

         WHEREAS, in order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree a follows:

         1.       DEFINITIONS.

         Whenever used in this Agreement, the following terms shall have the meanings set forth below:

                  (a) "ACCRUED BENEFITS" shall mean the amount payable not later than ten (10) days following any applicable date of termination of the Executive's employment with the Company pursuant to this Agreement (the "Termination Date") and which shall be equal to the sum of the following amounts:

                           (i) All salary earned or accrued through the
                  Termination Date;

                           (ii) Reimbursement for any and all monies advanced in
                  connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the Termination Date;

                           (iii) Any and all other cash benefits previously
                  earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plans then in effect;

                           (iv) The full amount of any Bonus (as defined in
                  Section 6(b)) earned by the Executive in the year preceding the year in which the termination occurs but not paid as of the Termination Date and the amount of any Bonus payable to the Executive in accordance with Section 6(b) herein as of the Termination Date with respect to the year in which termination occurs, pro rated to reflect the portion of the year in which such termination occurs during which the Executive was employed by the Company.

                           (v) All stock options which have vested or will vest
                  on or prior to the Termination Date; and

                           (vi) All other payments and benefits to which the
                  Executive may be entitled as of the Termination Date under the terms of this Agreement (including Sections 6(c)-6(e) hereof), pro rated to reflect the portion of the year in which such termination occurs during which the Executive was employed by the Company.


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                  (b) "ACT" shall mean the Securities Exchange Act of 1934;

                  (c) "BENEFICIAL OWNER" shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Act, provided that any pledgee of Company voting securities shall not be deemed to be the Beneficial Owner thereof prior to its disposition of, or acquisition of voting rights with respect to, such securities;

                  (d) "BOARD" shall mean the Board of Directors of the Company;

                  (e) "CAUSE" shall mean any of the following:

                           (i) The engaging by the Executive in fraudulent
                  conduct, as evidenced by a judgment, order or decree of a court or administrative agency of competent jurisdiction, in an action, suit or proceeding, whether civil, criminal, administrative or investigative, which the Board reasonably determines has or would have a material adverse impact on the Company in the conduct of the Company's business;

                           (ii) Conviction of the Executive of a felony criminal
                  offense, as evidenced by a binding judgment, order or decree of a court of competent jurisdiction, which the Board reasonably determines has or could have a material adverse impact on the Company in the conduct of the Company's business;

                           (iii) Willful refusal by the Executive to perform the
                  Executive's material duties or responsibilities as reasonably requested by the Company's Chief Executive Officer (the "CEO") (unless significantly changed without the Executive's consent); or

                           (iv) Gross Negligence by the Executive in performing
                  the Executive's material duties or responsibilities as reasonably requested by the CEO (unless significantly changed without the Executive's consent)

         Notwithstanding the foregoing, Cause shall not exist under Sections 1
         (e)(iii) or (iv) herein unless the Company furnishes written notice to the Executive of the specific offending conduct and the Executive fails to correct such offending conduct within the fifteen (15) day period commencing on the receipt of such notice.

                  (f) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time;

                  (g) "EFFECTIVE DATE" shall mean May 1, 1997 notwithstanding the date that this Agreement is executed by the parties hereto.

                  (h) "GOOD REASON" shall mean:

                           (i) The required relocation of the Executive, without
                  the Executive's consent, to an employment location which is more than seventy-five (75) miles from the Executive's employment location on the day preceding the date of this Agreement;

                           (ii) Any reduction by the Company in the compensation
                  and/or benefits (including Bonus) provided to the Executive as in effect on the Effective Date as the same may be increased from time to time after the Effective Date (other than a one-time reduction of twenty-five percent (25%) or less in the compensation and/or benefits which reduction is generally effective for the CEO.

                           (iii) The removal of the Executive from or any
                  failure to elect the Executive to any of the positions to be held by the Executive pursuant to this Agreement except in



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                  the event that such removal or failure to reelect is related to termination by the Company of the Executives employment for Cause or by reason of death, Disability (as hereinafter defined) or voluntary retirement;

                           (iv) Breach or violation of any material provision of
                  this Agreement by the Company;

                           (v) If Patricio Northland fails to be employed by as
                  CEO of Company at any time during the Employment Term other than upon expiration of Mr. Northland's employment agreement with the Company;

                           (vi) The assignment to the Executive of duties,
                  responsibilities or authority that is materially inconsistent with Sections 4(a) and 4(b) hereof; or

                           (vii) A material breach by the Company of the
                  representation or warranty of the Company set forth in Sections 6(e) hereof.

                  (i) "NOTICE OF TERMINATION" shall mean the notice described in
         Section 14 herein;

                  (j) "PERSON" shall mean any individual, partnership, joint venture, association, trust, corporation or other entity (including a "group" as defined in Section 13 (d)(3) of the Act), other than an employee benefit plan of the Company or an entity organized, appointed or established pursuant to the terms of any such benefit plan;

                  (k) "TERMINATION PAYMENT" shall mean the payment described in
         Section 13 herein;

         2.       EMPLOYMENT.

         The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

         3.       TERM.

         The employment of the Executive by the Company pursuant to the provisions of this Agreement shall commence on the Effective Date and end on April 30, 2000. Such period is hereinafter defined as the "Employment Term."

         4.       POSITIONS AND DUTIES.

                  (a) The Executive shall serve as Chief Financial Officer and as a member of the Board of Directors of the Company. In connection with the foregoing positions, the Executive shall have such duties, responsibilities and authority as may from time to time be assigned to the Executive by the Board or the CEO, provided such duties, responsibilities and authority are of a nature customarily assigned to directors and chief financial officers of companies similar in size and structure to the Company. The Executive shall devote substantially all the Executive's working time and reasonable efforts to the business and affairs of the Company.

                  (b) The Executive's duties shall include, but not be limited to, the following:

                           (i) Recommend to the CEO the approval of budgets,
                  cash flow plans and schedules and any amendments thereto of the Company and its affiliates and subsidiaries;

                           (ii) Recommend to the CEO the appointment of the
                  independent public accountants of the Company;



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                           (iii) Assist the CEO in the preparation and filing of
                  all reports, returns and notices required to be filed by the Company;

                           (iv) Use his reasonable efforts to obtain financing
                  for the operations and expansion of the Company;

                           (v) Assist the Company's legal counsel in connection
                  with the preparation of filings required to be made by the Company with the U.S. Securities and Exchange Commission;

                           (vi) Assist the CEO in the due diligence review of
                  companies sought to be acquired by the Company;

                           (vii) Assist the CEO in expanding, improving and
                  enhancing investor relations;

                           (viii) Supervise and direct the financial and
                  accounting activities of the Company and of the operating subsidiaries and affiliates of the Company;

                           (ix) establish fully integrated accounting and
                  financial control systems for the Company, its operating subsidiaries and affiliates; and

                           (x) Subject to Section 4(a) hereof, take any other
                  action that may be reasonably requested by the Board of Directors or by the CEO of the Company.

                  (c)      The Executive shall report to the CEO of the Company.

         5.       PLACE OF PERFORMANCE.

         In connection with the Executive's employment by the Company, the Executive shall be based in Miami, Florida, except for required travel on Company business. The Company hereby acknowledges that the Executive presently resides in Brecksville, Ohio, and agrees that between the date of this Agreement and the date that the Executive permanently relocates his family to Miami, Florida, the Company will pay all costs and expenses reasonably incurred by the Executive and his wife and children in traveling between Brecksville, Ohio, and Miami, Florida, including, without limitation, costs of transportation, meals and lodging. The Company further agrees to reimburse for all costs and expenses reasonably incurred by the Executive in moving from Brecksville, Ohio to Miami, Florida, including, without limitation, (a) all brokerage fees related to the sale and/or rental of Executive's Brecksville, Ohio, residence and to the purchase and/or rental of a Miami, Florida, residence, (b) costs and expenses (including transportation, meals and lodging) incurred by the Executive and his immediate family in connection with house hunting trips, and (c) costs and expenses relating to packing and transporting goods and personal belongings from Brecksville, Ohio, to Miami, Florida, such costs and expenses to be reimbursed by the Company within seven days of presentment by the Executive to the Company of receipts evidencing such costs and expenses. Notwithstanding the foregoing, in no event shall the costs and expenses incurred by the Executive and his immediate family pursuant to this Section 5 exceed $40,000 without the prior written consent of the CEO.

         6.       COMPENSATION AND RELATED MATTERS.

         During the Employment Term, the Company shall pay or provide to the Executive the following compensation and other benefits:

                  (a) Commencing on the date hereof, the Company shall pay to the Executive an annualized base salary at a rate of $250,000 (Two Hundred and Fifty Thousand U.S. Dollars) in




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         equal installments as nearly as practicable on the fifteenth and last days of each month, in arrears. Commencing May 1, 1998, and each May 1, thereafter during the Employment Term, the Base Salary shall be increased, but shall not be decreased, by that percentage by which the Consumer Price Index (All Items Less Shelter), Urban Wage Earners and Clerical Workers, for the Miami, Florida area published by the United States Government (the "Index") for the immediately preceding calendar year exceeds such index for the next preceding calendar year. If publication of the Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living for the Miami, Florida area as computed and published by an agency of the United States government or, if no such agency computes and publishes such statistics, by any regularly published national financial periodical that does compute and publish such statistics. The Executive's base salary may be increased above the foregoing amounts at the discretion of the Board of Directors.

                  (b) Performance awards. The Executive shall be entitled to receive an annual performance award (a "Bonus"), as determined by the CEO in his reasonable discretion, not to exceed Two Hundred Fifty Thousand Dollars ($250,000), based upon the fulfillment of the Executive's duties as specified in Section 4(b) hereof. Any Bonus earned by the Executive pursuant to this Section 6(b) shall be paid to the Executive by March 31 of each year based on the performance of the Executive during the preceding year and shall be prorated for any partial years of employment.

                  (c) During the Employment Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including, but not limited to, all expenses of travel, entertainment and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures presently established by the Company;

                  (d) The Executive hereby is granted an option (the "Option") to purchase 500,000 shares of the Company's common stock at an exercise price equal to the average closing price of the Company's Common Stock on the Nasdaq SmallCap Market for the five consecutive trading days ending on April 17, 1997. The Option may be exercised, in whole or in part, subject to the following sentence, in accordance with the following vesting schedule: (i) 1/3 of the Option shall vest immediately upon the signing this Agreement, (ii) 1/3 of the Option shall vest one year after the signing of this Agreement, (iii) 1/3 of the Option shall vest two years after the signing of this Agreement. The Option shall expire ten (10) years from the date hereof (the "EXPIRATION DATE"), and must be exercised, if at all, in whole or in part, on or before the Expiration Date; PROVIDED HOWEVER, that upon the termination of the Executive's employment hereunder for Cause, Disability or death or upon the Executive's voluntary resignation as an employee of the Company prior to the expiration of the Employment Term for any reason other than Good Reasons, any portion of the Option which has not vested prior to such termination or resignation shall be cancelled and shall no longer be exercisable; and PROVIDED FURTHER, that the entire Option shall vest on (a) upon the termination of the Executive's employment for any reason other than "Cause" Disability or death, and (b) upon the voluntary termination of employment by Executive for "Good Reason". The Option Agreement will be in substantially the form of Exhibit "1" attached hereto

                  (e) Stock Option and Registration Rights: Simultaneously with the execution of this Agreement, the Company agrees to execute and deliver to the Executive the Stock Option Agreement and the Registration Rights Agreement in the forms attached hereto as Exhibits 1 and 2, respectively. The Company hereby represents and warrants that, except for the number of shares subject to the attached agreements and the exercise price relating thereto, the terms of the Stock Option Agreement and the Registration Rights Agreement attached hereto are the same as the terms of the Stock Option Agreement and the Registration Rights Agreement entered into between the Company and Patricio Northland.



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                  (f) The Executive shall be entitled to four weeks vacation in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's vacation plan or policy. The Executive shall also be entitled to all paid holidays provided by the Company to its executive officers;

                  (g) The Company shall furnish the Executive with office space, and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of the Executive's duties as set forth in Section 4 herein.

                  (h) The Executive shall be provided with major medical, hospitalization, and dental insurance; disability insurance; term life insurance equal to one year's salary; and other benefits upon terms and conditions similar to those provided to the Company's other executive officers.

                  (i) The Executive shall be provided a car allowance not to exceed $600 per month.

         7.       OFFICES.

         The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a member of the Board of Directors or any subsidiary of the Company; provided, however, that the Executive shall be indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided in the Company's bylaws.

         8.       TERMINATION AS A RESULT OF DEATH.

         If the Executive shall die during the term of this Agreement, the Executive's employment shall terminate on the Executive's date of death and the Executive's surviving spouse, or the Executive's estate if the Executive dies without a surviving spouse, shall be entitled to the applicable Termination Payment as defined in Section 13(a) and all Accrued Benefits.

         9.       TERMINATION FOR DISABILITY.

         If, as a result of physical or mental disability, the Executive shall have been unable to perform the Executive's duties hereunder on a full-time basis for ninety consecutive days or 180 days in any 360 day period (a "Disability"), the Company may terminate the Executive's employment subject to
Section 14 herein. During the term of the Executive's Disability prior to termination, the Executive shall continue to receive all salary and benefits payable under Section 6 herein, including participation in all employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the terms and provisions of such plans, programs, and arrangements. In the event that the Executive's participation in any such plan, program or arrangement is barred as the result of such Disability, the Executive shall be entitled to receive an amount equal to the contributions, payments, credits or allocations which would have been paid by the Company to the Executive, to the Executive's account or on the Executive's behalf under such plans, programs and arrangements. In the event the Executive's employment is terminated on account of the Executive's Disability in accordance with this Section 9, the Executive shall receive the Executive's Accrued Benefits as of the Termination Date and shall remain eligible for all benefits provided by any long-term disability programs of the Company in effect at the time of such termination. Upon termination for Disability, the Executive shall be entitled to the Termination Payment as defined in Section 13(a) and all Accrued Benefits.

         10.      TERMINATION FOR CAUSE.

         If the Executive's employment with the Company is terminated by the Company for Cause, subject to the procedures set forth in Section 14 herein, the Executive shall not be entitled to receipt of any Termination Payment, but shall be entitled to receive all Accrued Benefits (other than any prorated Bonus pursuant to Section 6(b) hereof).



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         11.      OTHER TERMINATION BY COMPANY OR BY THE EXECUTIVE.

         If the Executive's employment with the Company is terminated by the Company other than by reason or death, Disability or Cause, or if the Executive terminates his employment with the Company for Good Reason, subject to the procedures set forth in Section 14 herein, the Executive (or in the event of the Executive's death following the Termination Date, the Executive's surviving spouse or the Executive's estate if the Executive dies without a surviving spouse) shall receive the applicable Termination Payment as defined in Section 13(b) and the Accrued Benefits.

         12.      VOLUNTARY TERMINATION BY EXECUTIVE.

         Provided that the Executive furnishes thirty (30) days prior written notice to the Company, the Executive shall have the right to voluntarily terminate this Agreement at any time. If the Executive's voluntary termination is without Good Reason, the Executive shall receive the Executive's Accrued Benefits as of the Termination Date (other than any prorated Bonus pursuant to Section 6(b) hereof) and shall not be entitled to any Termination Payment.

         13.      TERMINATION PAYMENT.

                  (a) If the Executive's employment is terminated as a result of death or Disability, the lump sum Termination Payment payable to the Executive shall be equal to 100% of the Executive's then current annual base salary;

                  (b) If the Executive's employment is terminated by the Executive for Good Reason or by the Company for any reason other than death, Disability or Cause, the lump sum Termination Payment payable to the Executive shall be equal to the greater of (i) 100% of the Executive's then current annual base salary or (ii) the aggregate amount of base salary to be paid to the Executive for the remainder of the Employment Term.

                  (c) If any portion of the Termination Payment is determined to constitute a "parachute payment" (as defined in Section 280G of the Code), the Executive hereby agrees to pay any excise tax imposed on such portion of the Termination Payment by Section 4999 of the Code and the Company hereby acknowledges and agrees that such portion of the Termination Payment will not be deductible to the Company pursuant to
         Section 280G of the Code.

                  (d) The Termination Payment shall be payable in a lump sum not later than ten (10) days following the Executive's Termination Date. Such lump sum payment shall not be reduced by any present value or similar factor. Further, the Executive shall not be required to mitigate the amount of such payment by securing other employment or otherwise and such payment shall not be reduced by reason of the Executive securing other employment or for any other reason.

         14.      TERMINATION NOTICE AND PROCEDURE.

         Any termination by the Company or the Executive of the Executive's employment during the Employment Term shall be communicated by written Notice of Termination to the Executive if such Notice of Termination is delivered by the Company and to the Company if such Notice of Termination is delivered by the Executive, all in accordance with the following procedures:

                  (a) The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination. In the event of a termination claimed by the Company pursuant to Section 1(e)(iii) or (iv) hereof and the Executive notifies the Company that a dispute exists concerning the termination within the fifteen (15) day period following cure period specified in
         Section 1 hereof, the Executive shall continue to receive 50% of the Executive's base salary and all other benefits to which he is entitled to receive hereunder until the earlier of (i) 60 days following such termination or (ii) resolution of such dispute in accordance with
         Section 16 hereof. If such dispute is resolved in favor of the Executive, the Company shall immediately pay the



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         Executive the remainder of the base pay that was not paid to the
         Executive during the pendency of the dispute. If at any time during the pendency of such dispute the Company fails to pay and provide such base salary and benefits to the Executive in a timely manner the Company shall be deemed to have automatically waived whatever rights it then may have had to terminate the Executive's employment for "cause."

                  (b) Any Notice of Termination by the Company shall be approved by a resolution duly adopted by a majority of the directors of the Company then in office;

                  (c) If the Executive shall in good faith furnish a Notice of Termination for Good Reason and the Company notifies the Executive that a dispute exists concerning the termination within the fifteen (15) day period following the Company's receipt of such notice, the Executive shall continue the Executive's employment during such dispute. If it is thereafter determined that (i) Good Reason did exist, the Executive's Termination Date shall be deemed to be the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to Section 16 herein or (ii) Good Reason did not exist, the employment of the Executive shall continue after such determination as if the Executive had not delivered the Notice of Termination asserting Good Reason;

                  (d) If the Executive gives notice to terminate his employment for Good Reason and a dispute arises as to the validity of such dispute, and the Executive does not continue his employment during such dispute, and it is finally determined that the reason for termination set forth in such Notice of Termination did not exist, if such notice was delivered by the Executive, the Executive shall be deemed to have voluntarily terminated the Executive's employment other than for Good Reason.

         15.      NON-COMPETE.

         The Executive hereby agrees that during the term of this Agreement and for the period of six months from the Executive's Termination Date or the termination of this Agreement, that the Executive will not:

                  (a) Within any jurisdiction or marketing area in the United States or Latin America in which the Company or any subsidiary thereof is doing business, own, manage, operate or control any business of the type and character engaged in the telecommunications industry and competitive with the Company or any subsidiary thereof. For purposes of this paragraph, ownership of securities of not in excess of five percent (5%) of any class of securities of a public company shall not be considered to be competition with the Company or any subsidiary thereof in the telecommunications industry; or

                  (b) Within any jurisdiction or marketing area in the United States or Latin America in which the Company or any subsidiary thereof is doing business, act as, or become employed as, an officer, director, employee, consultant or agent of any business of the type and character engaged in and competitive with the Company or any of its subsidiaries in the telecommunications industry; or

                  (c) Solicit the business of or sell any products to any company in the United States or Latin America, which is as of the date hereof, a customer or client of the Company or any of its subsidiaries, or was such a customer or client thereof within two years prior to the date of this Agreement if such solicitation or sale results in competition to the Company; or

                  (d) Solicit the employment of, or hire, any full time employee employed by the Company or its subsidiaries as of the date of termination of this Agreement.





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         16.      ARBITRATION.

         All claims, disputes and other matters in question between the parties arising under this Agreement, shall, unless otherwise provided herein, be decided by arbitration in Miami, Florida in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association (including such procedures governing selection of the specific arbitrator or arbitrators), unless the parties mutually agree otherwise. Within 30 days of the selection of the arbitrator, the Executive and the Company shall meet in Miami, Florida, with the arbitrator at a place and time designated by the arbitrator after consultation with the parties and present their respective positions on the dispute. Each party shall have no longer than two (2) days to present its position and the entire proceeding before the arbitrator shall be no more than five (5) consecutive days in duration. The arbitrator's award, which may include attorneys' fees, shall be rendered within ten (10) days following the completion of the proceedings. The arbitrator's decision shall be in writing and shall state the reasoning on which the award rests unless the parties agree otherwise. Florida law shall govern all aspects of the relationship and the arbitration, including the applicable statutes of limitation and excluding its rules concerning conflicts of law. The Company shall pay the costs of any such arbitration. The award by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

         17.      ATTORNEYS' FEES.

         (a) The Company hereby agrees to reimburse the Executive for all reasonable attorney's fees incurred by the Executive in connection with the negotiation and preparation of this Agreement. (b) In the event that either party hereunder institutes any legal proceedings in connection with its rights or obligations under this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party, all costs incurred in connection with such proceeding, including reasonable attorneys' fees, together with interest thereon from the date of demand at the rate of twelve percent (12%) per annum.

         18.      SUCCESSORS.

         This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. In the event of the Executive's death, all amounts payable to the Executive under this Agreement shall be paid to the Executive's surviving spouse, or the Executive's estate if the Executive dies without a surviving spouse. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor surviving or resulting corporation or other entity to which all or substantially all of the business and assets of the Company shall be transferred whether by merger, consolidation, transfer or safe.

         19.      ENFORCEMENT.

         The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby

         20.      AMENDMENT OR TERMINATION.

         This Agreement may not be amended or terminated during its term as specified above except by written instrument executed by the Company and the Executive.

         21.      ENTIRE AGREEMENT.

         This Agreement, in conjunction with the Executive's rights under any general employee benefit program, sets forth the entire agreement between the Executive and the Company with respect to the subject matter hereof, and supersedes all prior oral or written agreements, negotiations, commitments and understandings with respect thereto.



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         22.      WITHHOLDING.

         The Company shall be entitled to withhold from amounts to be paid to the Executive under this Agreement any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold in connection with this Agreement or in connection with any plan or arrangement in which the Executive is a participant. The Executive shall also be required to pay to the Company such amount of cash as shall be necessary to satisfy such withholding or other taxes or charges to the extent that the amounts to be paid to the Executive. under this Agreement are insufficient therefor. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

         23.      RIGHT TO CANCELLATION.

         Notwithstanding anything to the contrary contained herein, in the event the Board of Directors does not elect the Executive as a member of the Board of Directors of the Company within ten (10) business days from the date hereof, the Executive shall have the right to cancel this Agreement upon written notice to the Company within fifteen (15) days from the date hereof, in which event the Executive and the Company shall be relieved of all of their respective obligations and liabilities in connection with this Agreement. Upon the Executive's cancellation of this Agreement pursuant to this Section 23, the Executive shall not be entitled to any of the compensation provided for in this Agreement including, without limitation, termination payment pursuant to Section 13.

         24.      VENUE; GOVERNING LAW.

         This Agreement and the Executive's and Company's respective rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the provisions, principles, or policies thereof relating to choice or conflict laws.

         25.      NOTICE.

         Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received, and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to:

         InterAmericas Communications Corporation
         1221 Brickell Avenue
         Miami, Florida 33131

or to such other address as the Company shall have given to the Executive or, if to the Executive, to such address as the Executive shall have given to the Company in writing.

         26.      NO WAIVER.

         No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

         27.      HEADINGS.

         The headings herein contained are for reference only and shall not affect the meaning ~ interpretation of any provision of this Agreement.




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


         28.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, on the date first above written.

                                     INTERAMERICAS COMMUNICATIONS CORPORATION




                                           /s/ Patricio E. Northland
                                           -------------------------
                                           Patricio E. Northland
                                           President and Chief
                                           Executive Officer




                                           /s/ Douglas G. Geib II
                                           -------------------------
                                           Douglas G. Geib II







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